EXHIBIT 10.193

SURRENDER AND AMENDMENT AGREEMENT

THIS SURRENDER AND AMENDMENT AGREEMENT (this "Agreement") is made as of this 23 day of June, 2016 by and among NaturalNano, Inc., a Delaware corporation (the "Company"), the entities identified on Schedule A (the "Surrendering Holders" and each such entity, a "Surrendering Holder"), and the entities identified on Schedule B (the "Amending Holders" and each such entity, an "Amending Holder" together with the Surrendering Holders the "Holders").

WHEREAS, in connection with the transactions contemplated by a Share Exchange Agreement (the "Share Exchange Agreement"), to be dated at or about the date hereof, by and among the Company, Omni Shrimp Inc., a Florida corporation ("Omni"), and the shareholders of Omni, the Surrendering Holders will surrender to the Company certain equity securities ("Surrendered Equity"), and debt securities ("Surrendered Debt") (collectively, the Surrendered Shares and Surrendered Debt are referred to herein as the "Surrendered Interests") in the amounts and as further described on Schedule A hereto.

WHEREAS, the Amending Holders hold notes of the Company as identified on Schedule B (the "Retained Notes") which are not being surrendered pursuant to this Agreement and in connection with the transactions contemplated by a Share Exchange Agreement the Company and Amending Holders have agreed to amend the terms of the Retained Notes.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Surrender of Securities. Upon satisfaction of the conditions set forth on Paragraph 3 below, the Surrendering Holders agree to surrender to the Company the Surrendered Interests, free and clear of any liens, mortgages, adverse claims, charges, security interests, encumbrances, and any interest of any third party. To the extent any portion of the Surrendered Interests consists of a note of which a portion is being retained by an Amending Holder as a Retained Note (as defined below) the Company agrees to reissue such note to such Surrendering Holder in the amount being retained by such Surrendering Holder. The Amending Holder may require the Company to reissue the Retained Notes in one new convertible note substantially in the form of the last convertible note issued by the Company to such Amending Holder.

2. Representations and Warranties of the Holders. Each Holder hereby makes the following representations and warranties to the Company as of the date hereof:

a. The Holder has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby (the "Transactions"). This Agreement has been duly and validly executed and delivered by the Holder and constitutes the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

b. The execution, delivery and performance by the Holder of this Agreement and consummation by the Holder of the Transactions do not and will not: (i) violate the organizational documents of the Holder, (ii) violate any decree or judgment of any court or other governmental authority applicable to or binding on the Holder; or (iii) violate any contract to which the Holder or any of its assets or properties are bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of , any agreement, indenture or instrument to which Holder is a party.

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c. With respect to the surrender of the Surrendered Interests, (i) the Surrendering Holder is the sole record and beneficial owner of the Surrendered Interests, free and clear of any taxes and liens; (ii) the Surrendered Interests, when delivered and paid for in accordance with the terms of this Agreement will be validly surrendered and free from all taxes and liens (other than any applicable transfer taxes); and (iii) the Surrendered Interests, upon surrendered are not and will not be as of the date hereof subject to any transfer restriction, other than (x) pursuant to security agreements and/or notes specifically set forth herein and/or (y) the restriction that the Surrendered Interests have not been registered under the Securities Act of 1933, as amended ("Securities Act") and, therefore, cannot be resold unless registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act (collectively, the "Permitted Restrictions"); and will be the legal and beneficial owner of such the Surrendered Interests, free and clear of any liens or transfer restrictions, other than the permitted restrictions.

d. The Holder (i) has adequate information concerning the business and financial condition of the Company and the terms of the Share Exchange Agreement to make an informed decision regarding the surrender of the Surrendered Interests; and (ii) has independently and without reliance upon the Company, and based on such information as the Holder has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that the Holder has relied upon the Company's express representations, warranties and covenants in this Agreement, the Share Exchange Agreement and related documents and the reports publicly available on the EDGAR system of the Securities and Exchange Commission.

e. No proceedings relating to the Surrendered Interests are pending or, to the knowledge of the Holder, threatened before any court, arbitrator or administrative or governmental body that would adversely affect the Holder's right to surrender the Surrendered Interests to the Company.

f. Such Holder does not hold any warrants to purchase shares of the Company's common stock issued by the Company.

3. Conditions Precedent to Release of Shares. The parties acknowledge and agree that, as a condition precedent to the surrender of the Surrendered Interests to the Company, the respective obligations of each of the Company and Omni described in Sections 7.1 and 7.2 of the Shares Exchange Agreement must be timely complied with by both the Company and Omni and all of the transactions and events described in the Share Exchange Agreement required to have occurred as of the latest fulfillment date of the events described in such Sections 7.1 and 7.2 shall have timely occurred pursuant to the unamended terms of the Share Exchange Agreement, which shall have not been amended nor with respect to which any waivers have been granted by any party thereto, time being of the essence with respect to the foregoing required performance and occurrence.

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4. Release of Security Interests. To the extent any Holder has or is entitled to record a security interest in the assets of the Company, securing any amount owed by the Company to the Holders, each Holder hereby releases such security interests and authorizes the Company to file any forms UCC3s in any jurisdiction to record such release.

5. Amendment to Notes. The Company and Amending Holders agree that the following provisions shall apply to the Retained Notes:

a. Each Amending Holder waives any reset, repricing or ratchet right such Amending Holder may have related to the Retained Notes for any issuances of the Company's common stock or common stock equivalents that have occurred prior to the date of this Agreement.

b. The issuance of the Series E Preferred Shares pursuant to the Share Exchange Agreement shall be an Exempt Issuance (as define in the Retained Notes) and shall not trigger any reset, repricing or ratchet right such Amending Holder may have related to the Retained Notes.

c. The Conversion Price of the Retained Notes is amended to be the lower of: (i) the conversion price as would be in effect pursuant to the terms of the Retained Notes as currently in effect; or (ii) 50% of the lowest closing bid price of the Company's common stock on its principal trading market as reported by Bloomberg LP, for the twenty trading days prior to the date of conversion.

d. The Maturity Date of the Retained Notes is hereby extended to one year from the date of this Agreement.

e. Except for the notes held by Oscaleta Partners LLC All interest that has accrued through the date hereof is waived and all interest that will accrue on the Retained Notes will be payable on the Maturity Date.

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f. The following provision shall apply to all the Retained Notes:

The Company shall not effect any conversion of the Retained Notes, and a Holder shall not have the right to convert any portion of the Retained Notes or interest, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder's Affiliates, and any Persons acting as a group together with such Holder or any of such Holder's Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by such Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Retained Notes with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal and interest of Retained Notes beneficially owned by such Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, the Retained Notes) beneficially owned by such Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 6(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 6(d) applies, the determination of whether the Retained Notes is convertible (in relation to other securities owned by such Holder together with any Affiliates) and of how many shares of Retained Notes are convertible shall be in the sole discretion of such Holder, and the submission of a Notice of Conversion shall be deemed to be such Holder's determination of whether the shares of Retained Notes may be converted (in relation to other securities owned by such Holder together with any Affiliates) and how many shares of the Retained Notes are convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, each Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 6(d), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company's most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the Retained Notes, by such Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The "Beneficial Ownership Limitation" shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of Retained Notes held by the applicable Holder. A Holder may decrease the Beneficial Ownership Limitation at any time and the Holder, upon not less than 61 days' prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 6(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Retained Notes held by the Holder and the provisions of this Section 6(d) shall continue to apply. Any such increase will not be effective until the 61st day after such notice is delivered to the Company and shall only apply to such Holder and no other Holder. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 6(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of Retained Notes.

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6. Applicable Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

7. Acknowledgement. Each party represents and warrants that it has read and understand this Agreement and has entered into it voluntarily and without coercion; has been advised, and has had the opportunity, to consult with legal counsel of its choosing with respect to this Agreement and the matters contemplated hereby; is entering into this Agreement based upon its own investigation and is not relying on any representations or warranties of the other parties or any other person not set forth herein.

8. Entire Agreement; Amendments. This Agreement and the documents contemplated hereby represent the entire agreement among the parties hereto with respect to the subject matter hereof, and no amendment hereto shall be effective unless in writing and signed by the party sought to be charged thereby.

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9. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

a.	if to the Company, to:	NaturalNano, Inc. 13613 Gulf Boulevard. Madeira Beach, Florida 33708 Fax: (787) 358–5695 Attn: President

	With a copy by fax only to:	Samuel M. Krieger, Esq. Krieger & Prager LLP 39 Broadway, Suite 920 New York, NY 10006 Fax: (212) 363-2999

b.	if to the Holders, to:	the addresses and fax numbers listed on Schedules A and B hereto.

	With a copy by fax only to:	Grushko & Mittman, P.C. 515 Rockaway Avenue Valley Stream, NY 11581 Attn: Edward M. Grushko, Esq. Fax: (212) 697–3575

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10. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The parties may not assign this Agreement or any rights or obligations hereunder.

12. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

13. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

15. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

16. Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

[Signatures Follow on Next Pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Surrender and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NATURALNANO, INC.

By:	/s/ James Wemett
Name: James Wemett
Title: CEO

[Holders signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Surrender and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Alpha Capital Anstalt

Name of Holder

/s/ Kourad Ackermann

Signature

Kourad Ackermann

Name of Signatory:

Title: Director

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IN WITNESS WHEREOF, the parties hereto have caused this Surrender and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Bull Hunter LLC

Name of Holder

/s/ Mark Groussman

Signature

Mark Groussman

Name of Signatory:

Title: Managing Member

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IN WITNESS WHEREOF, the parties hereto have caused this Surrender and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Marlin Capital Investments LLC

Name of Holder

/s/ Barry Honig

Signature

Barry Honig

Name of Signatory:

Title: President

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IN WITNESS WHEREOF, the parties hereto have caused this Surrender and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Oscaleta Partners LLC

Name of Holder

/s/ Henry Sargent

Signature

Henry Sargent

Name of Signatory:

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IN WITNESS WHEREOF, the parties hereto have caused this Surrender and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

James Wemett

Name of Holder

/s/ James Wemett

Signature

James Wemett

Name of Signatory:

Title:

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SCHEDULE A

Surrendering Holder	Surrendered Equity	Surrendered Debt
Alpha Capital Anstalt Lettstrasse 32 9490 Vaduz Lichtenstein	5,000 shares of Series B Preferred stock

Notes in the aggregate amount of $272,373.15 as follows:

1. $4,123.15 of a note dated 3/7/2007 in the original principal amount of $500,000;

2. a note in the principal amount of $20,000.00 dated 8/12/2008;

3. a note in the principal amount of $30,000.00 dated 9/29/2008;

4. a note in the principal amount of $34,750.00 dated 3/25/2009;

5. a note in the principal amount of $40,000.00 dated 10/22/2009;

6. a note in the principal amount of $24,000.00 dated 7/20/2012;

7. $50,000.00 of a note dated 1/28/2014 in the original principal amount of $200,000;

8. a note in the principal amount of $24,000.00 dated 6/13/2014;

9. a note in the principal amount of $15,000.00 dated 8/19/2014; and

10. a note in the principal amount of $30,500.00 dated 2/19/2015.

Marlin Capital Investments LLC 555 S. Federal Highway, Suite 450 Boca Raton FL 33432	n/a	$15,500 from the following note: 1. $15,500 of a note dated 2/10/15 in the original principal amount of $30,500.
Bull Hunter LLC 5154 La Gorce Drive Miami Beach FL 33140	n/a	$10,000 from the following note: 1. $10,000 of a note dated June 27, 2014 in the original principal amount of $150,000.
James Wemett 6215 Wilkins Tract Livonia, NY 14487	100 shares of Series D Preferred stock	n/a

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SCHEDULE B

Amending Holder	Retained Notes
Alpha Capital Anstalt

$900,000 from the following notes:

1. $495,876.85 of a note dated 3/7/2007 in the original principal amount of $500,000;

2. a $25,500.00 note dated 11/5/2008;

3. a $3,846.15 note dated 7/19/2010;

4. a $3,077.00 note dated 10/22/2010;

5. a $9,000.00 note dated 11/18/2010;

6. a $35,000.00 note dated 2/3/2011;

7. a $700.00 note dated 6/16/2011;

8. a $2,500.00 note dated 12/4/2012;

9. a $2,500.00 note dated 12/10/2012;

10. a $3,500.00 note dated 2/11/2013;

11. a $5,000.00 note dated 3/19/2013;

12. a $10,000.00 note dated 4/8/2013;

13. a $2,500.00 note dated 6/28/2013;

14. a $3,600.00 note dated 9/13/2013;

15. a $3,900.00 note dated 11/6/2013;

16. a $1,500.00 note dated 11/27/2013;

17. a $3,000.00 note dated 1/8/2014;

18. a $9,000.00 note dated 2/13/2014;

19. $150,000.00 of a note dated 1/28/2014 in the original principal amount of $200,000; and

20. a $130,000.00 note dated 10/22/2014

Marlin Capital Investments LLC

$210,000 from the following notes:

1. a $45,000 note dated 5/8/14;

2. a $5,000 note dated 5/8/14;

3. a $15,000 note dated 5/8/14;

4. a $130,000 note dated 5/8/14; and

5. $15,000 of a note in the original principal amount $30,500 dated 2/10/15.

Bull Hunter LLC	$140,000 from the following notes: 1. $140,000 of a note dated June 27, 2014 in the original principal amount of $150,000.
Oscaleta Partners LLC 90 Grove Street Ridgefield CT 06877

1. A note originally issued to Alpha Capital Anstalt, by NaturalNano, Inc. a Nevada corporation on June 27, 2014 in the principal amount of $150,000 with accrued interest of $24,000.00 thereon; and

2. A note originally issued to Alpha Capital Anstalt, by NaturalNano, Inc. a Nevada corporation on July 28, 2014 in the principal amount of $30,005 with accrued interest of $4,563 thereon.

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